As filed with the Securities and Exchange Commission on August 24, 1995
                                                          Registration No. 33-
   ===========================================================================

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D. C. 20549
                                    -------------
                                      Form S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                                    -------------
                                     ASHLAND INC.
               (Exact name of registrant as specified in its charter)

                 Kentucky                        61-0122250
      (State or other jurisdiction of         (I.R.S. Employer
      incorporation or organization)         Identification No.)

            1000 Ashland Drive                  P.O. Box 391
          Russell, Kentucky 41169         Ashland, Kentucky  41114
           (Address of Principal              (Mailing Address)
            Executive Offices)

                                    ASHLAND INC.
                             DEFERRED COMPENSATION PLAN
                              (Full title of the Plan)

                                  Thomas L. Feazell
                Senior Vice President, General Counsel and Secretary
                                    Ashland Inc.
                                 1000 Ashland Drive
                               Russell, Kentucky 41169
                       (Name and address of agent for service)

                                   (606) 329-3333
                       (Telephone number of agent for service)


                                  _________________

                           CALCULATION OF REGISTRATION FEE
   _____________________________________________________________________________

                                       Proposed       Proposed
         Title of                      Maximum        Maximum
        Securities         Amount      Offering      Aggregate    Amount of
          to be            to be       Price Per     Offering    Registration
        Registered        Registered   Share (1)(2)  Price (1)(2)     Fee
   _____________________________________________________________________________

   Common Stock, par value
     $1.00 per share       500,000      $34.0625     $1,703,125    $5,873
                           shares

   (1) In accordance with Rule 457 under the Securities Act of 1933, calculated on the basis of $34.0625 per share of Common Stock which was the average of the high and low prices on the New York Stock Exchange -- Composite Tape on August 21, 1995.

   (2) Estimated solely for the purpose of determining the registration fee.

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
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 1-2918), are hereby incorporated by reference into this Prospectus:

          (i) Ashland Oil, Inc.'s (now Ashland Inc., hereinafter "Ashland") Annual Report on Form 10-K for the fiscal year ended September 30, 1994;

          (ii) Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;

          (iii) Ashland's Quarterly Report on Form 10-QA for the quarter ended December 31, 1994;

          (iv) Ashland's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;

          (v) Ashland's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

         (vi) the description of Ashland's Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983 ("Registration Statement on Form 10, as amended"); and

         (vii) the description of Ashland's Rights to Purchase Cumulative Preferred Stock, Series of 1987, set forth in the Registration Statement on Form 8-A dated May 29, 1986 (as amended by the Forms 8 dated February 5, 1987 and September 21, 1989).

     In addition, all documents hereafter filed with the Commission by Ashland pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Thomas L. Feazell, Esq., Senior Vice President, General Counsel and Secretary of Ashland. Mr. Feazell owns beneficially 78,461 shares of Common Stock and 200 shares of Ashland $3.125 Cumulative Convertible Preferred Stock.

     The consolidated financial statements and schedules of Ashland appearing or incorporated by reference in Ashland's Annual Report (Form 10-K) for the year ended September 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited consolidated financial statements and schedules to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such audited financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.


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
Item 6. Indemnification of Directors and Officers.

     Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. Ashland has elected to indemnify its officers and directors pursuant to Articles, its By-laws, as amended, and by contract rather than to have such indemnification governed by the statutory provisions.

     Article X of Ashland's Articles permits, but does not require, Ashland to indemnify its directors, officers and employees to the fullest extent permitted by law. Ashland's By-laws require indemnification of officers and employees of Ashland and its subsidiaries under certain circumstances. Ashland has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

     Ashland has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) Ashland against certain costs which it might be required to pay by way of indemnification of its directors or officers under its Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by Ashland. In addition, Ashland has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which Ashland, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.


Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     4 Ashland Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.20 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

     5      Opinion of Thomas L. Feazell, Esq.

     23.1   Consent of Ernst & Young LLP.

     23.2   Consent of Thomas L. Feazell, Esq. (included as part of Exhibit
            5).

     24(a)  Power  of  Attorney.

     24(b)  Certified copy of resolutions  of the  Board  of Directors.


Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act") unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in the registration statement;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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


                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Russell and Commonwealth of Kentucky on August 24, 1995.

                                           ASHLAND INC.


                                           By: /s/ James G. Stephenson
                                              ----------------------------
                                               Vice President - Law


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on August 24, 1995.


           John R. Hall *
   __________________________________   Chairman of the Board of Directors,
                                        Chief Executive Officer and Director


          Paul W. Chellgren *
   __________________________________   President, Chief Operating
                                        Officer and Director


            J. Marvin Quin *
   __________________________________   Chief Financial Officer
                                        and Senior Vice President


           Kenneth L. Aulen *
   __________________________________   Administrative Vice President,
                                        Controller and Principal
                                        Accounting Officer


           Jack S. Blanton *
   __________________________________   Director


           Thomas E. Bolger *
   __________________________________   Director


           Samuel C. Butler *
   __________________________________   Director


         Frank C. Carlucci *
   __________________________________   Director


           James B. Farley *
   __________________________________   Director


         Ralph E. Gomory *
   __________________________________   Director


         Mannie L. Jackson *
   __________________________________   Director


         Patrick F. Noonan *
   __________________________________   Director


         Jane C. Pfeiffer *
   __________________________________   Director


         James R. Rinehart *
   __________________________________   Director


       William L. Rouse, Jr. *
   __________________________________   Director


        Robert B. Stobaugh *
   __________________________________   Director



   * By: /s/   James G. Stephenson
         ----------------------------
           James G. Stephenson
           Attorney-in-fact

   August 24, 1995

     * Original powers of attorney authorizing John R. Hall, Paul W. Chellgren, Thomas L. Feazell, James G. Stephenson, and David L. Hausrath and each of them, to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as Exhibit 24 to this Registration Statement.

                               EXHIBIT INDEX



         Exhibit
           No.                             Description
         --------                   ---------------------------

           4 Ashland Inc. Deferred Compensation Plan (incorporated by reference to Exhibit 10.20 to Ashland's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (File No. 1-2918)).

           5           Opinion of Thomas L. Feazell, Esq.

           23.1        Consent of Ernst & Young LLP.

           23.2 Consent of Thomas L. Feazell, Esq. (included as part of Exhibit 5).

           24(a)       Power of Attorney

           24(b)       Certified copy of resolutions of the Board of Directors.



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